Exhibit 23.2

                        CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2001, except for Note 8 for which the date is March 5, 2001, relating to the financial stateemnts of Foster Wheeler Corporation, which appears in Foster Wheeler Corporation's Annual Report on Form 10-K/A for the year ended December 29, 2000



                                        /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP


Florham Park, New Jersey
May 23, 2001